Exhibit 99.1

SIMPSON MANUFACTURING CO., INC. ANNOUNCES END OF
WORK STOPPAGE AT STOCKTON MANUFACTURING FACILITY

Pleasanton, CA -- Simpson Manufacturing Co., Inc. (the "Company") (NYSE: SSD) announced today that it has reached an agreement with union employees at its Stockton, California, manufacturing facility and expects to operate all scheduled shifts on Thursday, October 18, 2007. The Company did not experience any significant interruption in service to its customers.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and fastening systems and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company's other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD."

For further information, contact Barclay Simpson at (925) 560-9032.